UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 21, 2007

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 Carondelet Plaza, Suite 1530 Clayton, MO (Address of principal executive offices)	63105-3443 (Zip Code)

(314) 480-1400 (Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2007, the Board of Directors of the Company approved amendments to the Company’s Bylaws:
(1) to Article VIII to include provisions for uncertificated shares of the Company’s stock, which will allow the Company’s securities to become eligible for a direct registration system,
(2) to conform the Bylaws to changes in Virginia law, including (a) to permit notice of meetings to be given in any form allowed under applicable law, including by electronic means, (b) to eliminate the requirement for 50 days’ notice of special shareholder meetings, (c) to permit the Chairman of the Board to adjourn Board meetings and call special Board meetings, (d) to eliminate the requirement for notice of adjourned Board meetings and (e) to allow a director’s resignation to be effective upon the occurrence of a future event, and
(3) to include other clarifying and conforming changes, such as to move the description of the duties of the Chairman of the Board to the Article governing other board items and to conform references to the Virginia Stock Corporation Act.

The foregoing description of the Bylaw amendments is qualified in its entirety by reference to the full text of the revised Bylaws, which is filed as Exhibit 3(b).

Item 9.01.                                Financial Statements and Exhibits

Exhibit No.	Exhibit
3(b)	Bylaws as amended June 21, 2007.

            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            OLIN CORPORATION

           By:           /s/George H. Pain
      Name:     George H. Pain
      Title:       Vice President, General Counsel and Secretary

Date:  June 26, 2007

                                    EXHIBIT INDEX

Exhibit No.	Exhibit
3(b)	Bylaws as amended June 21, 2007.